                                                                 EXHIBIT 10.13

                           License Agreement Between

                  Sloan-Kettering Institute for Cancer Research

                                      and

                        Progenics Pharmaceuticals, Inc.

     THIS LICENSE AGREEMENT, effective November 17, 1994, is entered into by Progenics Pharmaceuticals, Inc. a corporation of the State of Delaware, having its principal place of business at 777 Old Saw Mill River Road, Tarrytown, New York 10591 (herein called LICENSEE), and Sloan-Kettering Institute for Cancer Research, a not-for-profit membership corporation of the State of New York, having its principal place of business at 1275 York Avenue, New York, New York 10021 (herein called LICENSOR).

I. BACKGROUND OF AGREEMENT

1.00 LICENSOR represents that it has certain technology, patent applications and technical information pertaining to cancer vaccines with respect to which it is prepared to grant an exclusive license to LICENSEE.

1.01 LICENSEE wishes to acquire an exclusive license under selected patents and technical information of LICENSOR for purposes of developing and commercializing vaccines for the treatment and prevention of human neoplastic disease worldwide.

1.02     LICENSOR acknowledges that commercialization of LICENSED
PRODUCTS may require LICENSEE to obtain additional licenses and technologies from others.

II. DEFINITIONS

    As used herein, the following terms shall have the meanings set forth below:

2.00 DEFINITIONS EXHIBIT means the Exhibit A attached to this LICENSE AGREEMENT which contains additional defined terms.

2.01 EFFECTIVE DATE means November 17, 1994 which is the date upon which this LICENSE AGREEMENT becomes effective.

2.02     LICENSED PATENT(s) shall mean

         a) the following patent applications and patents relating to ganglioside vaccines, intermediates or methods of producing them, or methods of, or compositions using, them which are owned by LICENSOR
     [***]

               (i) U.S. Patent Application No. 08/009,268 (Filed January 22, 1993) all patents issuing therefrom and all divisions, continuations, reissues, substitutes, and extensions thereof and the foreign equivalents thereof;


           [***]

                (ii) all patents and patent applications, whether filed
            before or after the EFFECTIVE DATE of this Agreement, which claim priority under 35 U.S.C. Sec. 119 or the benefit of the filing date under 35 U.S.C. Sec. 120 of the patent applications and patents of subparagraph (i), but only to the extent of subject matter in such applications and patents for which priority or benefit is claimed.





         [***]

          b) any developments related to or arising out of the subject matter described in a) above which are dominated by the patent applications or patents described in a) above or [***]





2.03     LICENSED TERRITORY means worldwide.

2.04 LICENSED FIELD means, and is limited to, the practice of the LICENSED PATENTS and TECHNICAL INFORMATION for

         a) the treatment or prevention of neoplastic human disease with any of the following:

     [***]




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         [***]









         [***]

         b) the treatment or prevention of human cancer using other ganglioside vaccines [***]

2.05 LICENSED PRODUCT(S) means any and all products which fall within the LICENSED FIELD and which would infringe the claims of LICENSED PATENT(S) but for this LICENSE AGREEMENT or are produced or used using a process or method that would infringe but for this LICENSE AGREEMENT a claim of a LICENSED PATENT or were developed using TECHNICAL INFORMATION.

2.06     LICENSED TECHNOLOGY means the LICENSED PATENT(S) and the
TECHNICAL INFORMATION.


2.07 LICENSE AGREEMENT means the license agreement, defined by the document in which this paragraph appears. This LICENSE
AGREEMENT is between Sloan-Kettering Institute for Cancer
Research, as LICENSOR, and Progenics Pharmaceuticals, Inc., as
LICENSEE. Also included in this LICENSE AGREEMENT are all Exhibits attached hereto and all amendments which may be made thereto.

2.08 TECHNICAL INFORMATION means unpublished research and development information, unpatented inventions, know-how, trade secrets, and technical data in the possession of LICENSOR at the effective date of this LICENSE AGREEMENT which are needed to produce or gain government approvals to market LICENSED PRODUCT(S) and which LICENSOR has the right to and will provide to LICENSEE upon request. However, TECHNICAL INFORMATION does not include patient names. Information and materials shall no longer be considered to be TECHNICAL INFORMATION if such information or materials cease to be CONFIDENTIAL INFORMATION.


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III. LICENSE GRANT


3.00 LICENSOR hereby grants to LICENSEE to the extent of the LICENSED FIELD and LICENSED TERRITORY, a license under LICENSED PATENTS and TECHNICAL INFORMATION to make, have made, use, sell, have sold and develop LICENSED PRODUCTS. No license under LICENSED PATENTS and TECHNICAL INFORMATION is granted, and no license should be implied, with respect to activities of LICENSEE outside the LICENSED FIELD.

3.01 The license granted to LICENSED PATENTS pursuant to paragraph 3.00 hereof shall be exclusive, with the right to grant sublicenses, subject to the provisions in Article VI of this LICENSE AGREEMENT. The license granted to TECHNICAL INFORMATION pursuant to paragraph 3.00 shall be exclusive for the LICENSED FIELD with the right to grant sublicenses, subject to the provisions in Article VI of this LICENSE AGREEMENT.


3.02 The license granted in Article III shall be granted to AFFILIATES of LICENSEE upon receipt of written notification to LICENSOR. On the EFFECTIVE DATE, the license is granted to LICENSEE's AFFILIATE Active Biotherapies, Inc., 777 Old Saw Mill River Road, Tarrytown, New York 10591.

3.03 Without limiting the foregoing license grants, LICENSOR agrees that this grant will extend to and authorize the manufacture, sale, lease or other transfer of LICENSED PRODUCTS, LICENSED PATENTS and TECHNICAL INFORMATION through an AFFILIATE or a DISTRIBUTOR and shall authorize END USERS' use of LICENSED PRODUCTS, LICENSED PATENTS AND TECHNICAL INFORMATION transferred by LICENSOR to LICENSEE's AFFILIATE or DISTRIBUTORS.

3.04 All rights granted in this LICENSE AGREEMENT are expressly granted subject to the rights of the GOVERNMENT pursuant to 35 U.S.C. Sections 200 ET SEQ., as amended, and the implementing regulations, and such rights are specifically reserved by this LICENSE AGREEMENT to the GOVERNMENT. If LICENSOR is required to grant licenses pursuant to the statutory and regulatory requirements referred to in this paragraph, or if the license granted to LICENSEE under this LICENSE AGREEMENT is otherwise modified or limited by the GOVERNMENT pursuant to such requirements, LICENSOR and LICENSEE shall negotiate in good faith


                                    -4-


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a reduction of the license fees and royalties payable hereunder and such other amendments of this LICENSE AGREEMENT as may be appropriate under the circumstances.

3.05 Notwithstanding the exclusive field license granted herein, LICENSOR specifically reserves the rights to manufacture, or use the LICENSED PATENTS, LICENSED PRODUCTS and TECHNICAL INFORMATION for its own internal purposes, including continuing research, development, testing, clinical use and all other internal uses. LICENSOR may have the LICENSED PRODUCTS manufactured by third parties solely for LICENSOR's internal use provided any such third party agrees in writing (a) not to use the TECHNICAL INFORMATION except for such purpose and (b) not to disclose the TECHNICAL INFORMATION to others. LICENSOR also reserves the right to permit other entities or individuals to use the LICENSED PATENTS, LICENSED PRODUCTS, and TECHNICAL INFORMATION solely for academic research purposes provided such other entities or individuals agree in writing (a) to use the same only for academic research purposes, (b) not to provide the same to other entities or individuals and (c) not to disclose the TECHNICAL INFORMATION to others.


3.06 Provided LICENSOR's AFFILIATE(S) is capable and accepts, LICENSEE hereby grants to LICENSOR's AFFILIATE(S) a right of first refusal to function as a site at which the clinical tests or trials of any LICENSED PRODUCT(S) are performed. Such right of first refusal shall mean that LICENSEE shall request a proposal from LICENSOR setting forth the procedures which LICENSOR would follow in the tests and the associated costs. If LICENSEE decides not to accept LICENSOR's proposal then LICENSEE may only contract with a clinical test site(s) whose proposal is more favorable (taken as a whole) to LICENSEE than that proposed by LICENSOR.

IV. LICENSE FEES AND ROYALTY

4.00     LICENSEE shall, as a license fee, pay to LICENSOR the sum
[***]






                                    -5-

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[***]




4.01 LICENSEE shall pay to LICENSOR a royalty of [***]




4.02 If at the time of the sale of a LICENSED PRODUCT a patent application is still pending and no valid claims have issued which such LICENSED PRODUCT would infringe then the royalty rate for such LICENSED PRODUCT shall be [***]
                 Once such claim(s) issue the royalty rate for a LICENSED PRODUCT covered by such claim shall be as set forth in paragraph 4.01.


4.03 In the event that a LICENSED PATENT is abandoned or expires or if all of its claims are finally declared invalid by a non-appealable decision of a court of competent jurisdiction through no fault or cause of LICENSEE, [***]





V. MINIMUM ROYALTIES AND DEVELOPMENT EFFORTS

5.00 LICENSEE shall pay to LICENSOR royalties and SUBLICENSE ROYALTIES as stated in Articles IV and VI, but in no event shall the sum of royalties and SUBLICENSE ROYALTIES for a calendar year for practice of the LICENSED PATENTS and or use of TECHNICAL INFORMATION in the LICENSED FIELD and LICENSED TERRITORY be less than the following minimum royalties during each of the calendar years indicated:

                                          Minimum Royalty,
Calendar Year                          U.S. $ per Calendar Year*

1995                                         [***]
1996
1997
1998
1999
2000




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2001                                          [***]
2002 and each calendar year
thereafter during the term of
this LICENSE AGREEMENT

------------------------------
* Net to LICENSOR after taxes,
if any, withheld at the source.

[***]








5.01 LICENSEE shall use its best reasonable efforts to develop and market LICENSED PRODUCT(S) for commercial sale and distribution throughout the LICENSED TERRITORY, and to such end, LICENSEE, its AFFILIATES or its SUBLICENSEES shall achieve the following objectives within the designated years following the date of this LICENSE AGREEMENT in accordance with the following schedule:


         [***]


















     Failure to achieve these objectives shall result in LICENSOR having the option to terminate the license granted hereunder, subject to LICENSEE's right to achieve the missed objective within


                                    -7-

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sixty (60) days of receipt of written notice of termination from
LICENSOR. LICENSOR shall not unreasonably withhold its consent to any revision in the preceding schedule requested in writing by LICENSEE and supported by evidence of technical difficulties or delays in the clinical studies or regulatory process that could not have been reasonably avoided. Notwithstanding the foregoing, LICENSOR shall not have a right to terminate the license for the failure of LICENSEE to meet a goal if such failure is a result of
(i) causes beyond LICENSEE's direct control; (ii) LICENSOR's failure to meet its obligations hereunder; (iii) infringement of third party patents; or (iv) actions or inactions of a federal or state agency whose approval is required for commercial sales.

     At intervals no longer than every twelve months LICENSEE shall report in writing to LICENSOR's Office of Industrial Affairs on progress made toward the objectives set forth above.

     LICENSED PRODUCT(s) used, sold, leased, or transferred within the United States shall be manufactured substantially in the United States.

     LICENSOR and LICENSEE acknowledge that each may be required to disclose to the other information which is CONFIDENTIAL INFORMATION. Each agrees to take reasonable precautions to protect such CONFIDENTIAL INFORMATION and preserve its confidential, proprietary, or trade secret status. Each shall use at least the same degree of care and precaution as is customarily used to protect its own CONFIDENTIAL INFORMATION.

5.02 LICENSOR may, by written notice to LICENSEE, terminate this LICENSE AGREEMENT during any February subsequent to the year 2002, if LICENSEE has not either (a) practiced the LICENSED PATENTS during the calendar year that precedes each such February to the extent of generating earned royalties or SUBLICENSE ROYALTIES as provided by Articles IV and VI of this LICENSE AGREEMENT in the amount of [***]






                                    -8-


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VI. SUBLICENSING

6.00 The license rights granted under this LICENSE AGREEMENT shall specifically include the right for LICENSEE to grant sublicenses. LICENSEE shall supply LICENSOR with an English language copy of the executed agreement within thirty (30) days after the execution of the sublicense agreement.

6.01 Sublicenses shall be transferable only from LICENSEE to an AFFILIATE of LICENSEE or in connection with a MAJOR CORPORATE
TRANSACTION.

6.02 All sublicenses granted by LICENSEE shall expressly provide that Articles II (DEFINITIONS), III (LICENSE GRANT), IX (TERMINATION), X (LITIGATION), XI (RECORDS), XII, (NONASSIGNABILITY), XIV (NONUSE OF LICENSOR's NAME, etc.), XVI (MARKING) AND XVIII (EXPORTATION OF TECHNICAL INFORMATION) of this LICENSE AGREEMENT shall be binding upon the SUBLICENSEE, as if SUBLICENSEE were a party to this LICENSE AGREEMENT.

6.03 Each sublicense agreement shall include a provision stating that the sublicense agreement shall automatically be modified or terminated, in whole or in part, upon any modification or termination, in whole or in part, of the LICENSE AGREEMENT if, and to the extent, such modification or amendment to the LICENSE AGREEMENT is relevant to and affects the terms of the sublicense agreement. Such modification or termination of the sublicense agreement shall be consistent with and reflect the modifications or termination of the LICENSE AGREEMENT. Upon termination of this LICENSE AGREEMENT for any reason, any sublicensee not then in default shall have the right to seek a license from LICENSOR. LICENSOR agrees to negotiate such licenses in good faith under reasonable terms and conditions.

[***]


6.04 LICENSEE shall pay to LICENSOR a portion ("SUBLICENSE ROYALTIES") of all accrued sublicense issue fees and sublicense royalties payable to LICENSEE from its SUBLICENSEES under this LICENSE AGREEMENT ("SUBLICENSE INCOME") from the Effective Date and during the term of the LICENSED PATENTS as follows: [***]








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[***]






6.05 In the event that SUBLICENSE INCOME becomes accrued and payable at a time when no valid claims of the LICENSED PATENTS have issued which would be infringed by the manufacture, sale or use of a LICENSED PRODUCT, then the SUBLICENSE ROYALTIES specified in Paragraph 6.04 shall be reduced as follows:
[***]



6.06 In the event that a LICENSED PATENT is abandoned or expires or if all of its claims are finally declared invalid by a non-appealable decision of a court of competent jurisdiction through no fault or cause of LICENSEE, [***]





6.07 The SUBLICENSE ROYALTIES shall be paid by LICENSEE to LICENSOR in conjunction with LICENSEE's earned royalty payments and shall be accompanied by written reports, as required with the LICENSEE's earned royalty payments, sufficient to allow LICENSOR to audit the activities of each SUBLICENSEE.

6.08 The minimum royalty for a year will be creditable against SUBLICENSE ROYALTIES to the extent and as provided in paragraph 5.00.

VII. PAYMENTS AND REPORTS, LICENSED PATENT EXPENSES

7.00 Not later than the last day of each November, March, May and August, LICENSEE shall furnish to LICENSOR a written



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

statement in such detail as LICENSOR may reasonably require of all amounts due pursuant to Articles IV and VI for the previous calendar quarter ended the last days of the preceding September, December, March and June, respectively, and shall pay to LICENSOR all amounts due to LICENSOR. In the event that the amounts due at the end of any calendar year do not equal the minimum royalties specified in paragraph 5.00 for said calendar year, LICENSEE shall pay to LICENSOR no later than the last day of March of the following calendar year, the amount required to satisfy the minimum royalty obligation for said calendar year. Such amounts are due at the dates the statements are due. If no amount is accrued during any calendar quarter, a written statement to that effect shall be furnished.

7.01 Payments provided for in this LICENSE AGREEMENT, when overdue, shall bear interest at a rate per annum equal to one percent (1%) in excess of the "PRIME RATE" published by "The Wall Street Journal" at the time such payment is due, and for the time period until payment is received by LICENSOR.

7.02 If this LICENSE AGREEMENT is for any reason terminated before all of the payments herein provided for have been made (including minimum royalties for the year in which the agreement is terminated), LICENSEE shall promptly submit a terminal report and pay to LICENSOR any remaining unpaid balance as of the termination date even though the due date as above provided has not been reached.

7.03 LICENSEE shall reimburse LICENSOR for all reasonable expenses incurred by LICENSOR after the EFFECTIVE DATE of this LICENSE AGREEMENT in connection with the filing, prosecution and maintenance of LICENSED PATENTS in the United States. At LICENSOR's option, LICENSOR's patent counsel may bill LICENSEE directly for such expenses and LICENSEE shall remit payment for any undisputed amounts directly and promptly (within 30 days) to LICENSOR's patent counsel. If the license should become non-exclusive then (a) LICENSEE shall only be responsible for its pro rata share of any patent prosecution expenses and fees incurred after the license becomes non-exclusive and (b) any person becoming a licensee thereafter will be required to pay a pro rata share of such expenses and fees and LICENSEE shall be entitled to the excess if any of any expenses and fees paid over its pro rata portion assuming that the new licensee had become a licensee at the time that the license became non-exclusive.

7.04 LICENSOR shall apply for, seek prompt issuance of, and maintain during the term of this LICENSE AGREEMENT the LICENSED PATENTS in the United States. LICENSOR will consult with LICENSEE before seeking any foreign patent protection. If LICENSEE wants LICENSOR to seek such protection, LICENSOR shall apply for that protection and LICENSEE shall reimburse LICENSOR for all reasonable fees and costs as provided. The prosecution, filing and maintenance of all patents and applications comprising the LICENSED PATENTS shall be the primary responsibility of LICENSOR. LICENSOR shall keep LICENSEE fully informed concerning LICENSED PATENTS, and shall promptly provide to LICENSEE copies of all correspondence relating to LICENSED PATENTS from the patent offices in those countries in which patents are filed as well as copies of all responses thereto. So long as LICENSEE timely provides comments to LICENSOR concerning the preparation of responses to Office Actions, LICENSOR's counsel shall give due consideration to such comments. If LICENSEE does not want to support the filing, prosecution, or maintenance of any patent application or patent in a country, LICENSOR may do so, in which case LICENSEE's rights and obligations to such patent or patent application in such country shall terminate.

VIII. DISCLAIMER OF WARRANTIES, INDEMNITY AND INSURANCE

8.00    NOTHING IN THIS LICENSE AGREEMENT SHALL BE DEEMED TO BE
A REPRESENTATION OR WARRANTY BY LICENSOR OF THE VALIDITY OF ANY OF THE LICENSED PATENTS OR TECHNICAL INFORMATION.

     LICENSEE will indemnify and hold LICENSOR harmless against any and all actions, suits, claims, demands, prosecutions, costs and expenses (including actual reasonable attorneys' fees) based on or arising out of this LICENSE AGREEMENT, including, without limitation, the manufacture, packaging, use, sale, rental or lease of LICENSED PRODUCTS, even if altered or used for a purpose not intended, or the use of LICENSED PATENTS or TECHNICAL INFORMATION by LICENSEE, its AFFILIATES, its SUBLICENSEES or its (or their) customers and any representation made or warranty given by

LICENSEE, its AFFILIATES or SUBLICENSEES with respect to LICENSED
PRODUCTS or LICENSED TECHNOLOGY.

     LICENSEE shall maintain, during the term of this LICENSE
AGREEMENT, comprehensive general liability insurance, including products liability insurance, with reputable and financially secure insurance carriers reasonably acceptable to LICENSOR, to cover the activities of LICENSEE, its AFFILIATES and its SUBLICENSEES, for minimum limits of [***] combined single limit for bodily injury and property damage per occurrence and in the aggregate. Such insurance shall include LICENSOR, its trustees, directors, officers, employees, and agents as additional insureds. Prior to any administration of a LICENSED PRODUCT to a human being, LICENSEE shall furnish to LICENSOR a certificate of insurance evidencing such coverage, with thirty (30) days' written notice to LICENSOR of cancellation or material change.

     The insurance required of LICENSOR under this Article VIII shall be primary coverage; any insurance LICENSOR may purchase shall be excess and noncontributory. The insurance required of LICENSEE shall at all times comply with all statutory workers' compensation and employers' liability requirements covering its employees with respect to activities performed under this LICENSEE AGREEMENT.

8.01    Compliance with Governmental Obligations.

         a) LICENSEE, AFFILIATES and SUBLICENSEES shall comply upon reasonable notice from LICENSOR with all governmental requests directed to either LICENSOR or LICENSEE and provide all information and assistance necessary to comply with the governmental requests.

         b) LICENSEE shall insure that research, development, and marketing under this LICENSE AGREEMENT will comply with all government regulations in force and effect including, but not limited to, Federal, state and municipal legislation.


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IX. TERMINATION

9.00 This LICENSE AGREEMENT shall terminate upon the expiration of the last to expire of the LICENSED PATENTS included herein, or upon the abandonment of the last to be abandoned of any patent applications included herein, or 15 years from the date of FIRST COMMERCIAL SALE, whichever is later, unless the LICENSE AGREEMENT is sooner terminated. Following termination of this LICENSE AGREEMENT pursuant to this paragraph, LICENSEE shall have the right to manufacture, have manufactured, use, sell, have sold, and develop LICENSED PRODUCTS without further obligations to LICENSOR.

9.01 LICENSEE may terminate this LICENSE AGREEMENT at any time upon ninety (90) days' written notice in advance to LICENSOR. If LICENSOR is not in material breach of the LICENSE AGREEMENT at the time of termination, then all of the rights, but not the then accrued liabilities of LICENSEE, its AFFILIATES and SUBLICENSEES, under the LICENSED TECHNOLOGY shall revert and belong to LICENSOR. If LICENSEE is not in material breach of the LICENSE AGREEMENT at the time of termination, then LICENSEE shall have the right for one year thereafter to dispose of all LICENSED PRODUCTS then in its inventory, and shall pay royalties thereon, in accordance with the provisions of this LICENSE AGREEMENT, as though this LICENSE AGREEMENT had not terminated.

9.02 If either party shall be in default of any obligation hereunder, or shall be adjudged bankrupt, or become insolvent, or make an assignment for the benefit of creditors, or be placed in the hands of a receiver or a trustee in bankruptcy, the other party may terminate this LICENSE AGREEMENT by giving sixty (60) days' notice by Registered Mail to the other party, specifying the basis for termination. If within sixty (60) days after the receipt of such notice, the party receiving notice shall remedy the condition forming the basis for termination, such notice shall cease to be operative, and this LICENSE AGREEMENT shall continue in full force.

9.03 The word "termination" and cognate words, such as "term" and "terminate," used in this Article IX and elsewhere in this LICENSE AGREEMENT are to be read, except where the contrary is specifically indicated, as omitting from their effect the following rights and obligations, all of which survive any termination to the degree necessary to permit their complete fulfillment or discharge:

         a) LICENSEE's obligation to supply a terminal report as specified in paragraph 7.02 of this LICENSE AGREEMENT.

         b) LICENSOR's right to receive or recover and LICENSEE'S obligation to pay royalties (including minimum royalties) accrued or accruable for payment at the time of any termination.

         c) LICENSEE's obligation to maintain records under paragraph 11.00 of this LICENSE AGREEMENT.

         d) Licenses, releases, and agreements of nonassertion running in favor of customers or transferees of LICENSEE in respect to products sold or transferred by LICENSEE prior to any termination and on which royalties shall have been paid as provided in paragraph 4.01 of this LICENSE AGREEMENT.

         e) Any cause of action or claim of either party accrued or to accrue, because of any breach or default by the other party.

         f) The representation and disclaimer of warranties and indemnification obligations of paragraph 8.00.

         g) The confidentiality obligations under paragraph
     5.01.

9.04 In the event LICENSEE is permanently enjoined from exercising its license rights granted hereunder pursuant to an infringement action brought by a third party, or if both LICENSEE and LICENSOR elect not to undertake the defense or settlement of such a claim of alleged infringement for a period of six months from notice of such claim or suit, then LICENSEE shall have the right to terminate this LICENSE AGREEMENT with respect to the infringing patent claims following thirty (30) days' written notice to LICENSOR.


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

X. LITIGATION

10.00 Each party shall notify the other party in writing of any suspected infringements of or by the LICENSED PATENTS in the LICENSED TERRITORY and shall inform the other party of any evidence of such infringements.

10.01   INFRINGEMENT OF LICENSED PATENTS DURING EXCLUSIVE
PERIOD. So long as this LICENSE AGREEMENT remains exclusive the LICENSEE shall have the first right to defend the LICENSED PATENTS against infringement or interference by other parties in whole or in part in the LICENSED FIELD in any country in which a LICENSED PATENT is in effect hereunder, including by bringing any legal action for infringement or defending any counterclaim of invalidity or action of a third party for declaratory judgment of non-infringement or interference. LICENSOR agrees to join as a party plaintiff in any such lawsuit initiated by LICENSEE and to cooperate with LICENSEE in LICENSEE's prosecution, if requested by LICENSEE, with all reasonable costs, attorney fees, and expenses to be paid by LICENSEE. However, if LICENSEE does not institute suit for infringements within ninety (90) days of receipt of written notice from LICENSOR of LICENSOR's desire to bring suit for infringement in its own name and on its own behalf, then LICENSOR may, at its own expense, bring suit or take any other appropriate action. In the event that LICENSEE shall undertake the enforcement of the LICENSED PATENTS by litigation, LICENSEE may withhold [***] of the payments otherwise thereafter due LICENSOR and apply the same toward reimbursement of up to half of LICENSEE's expenses, including reasonable attorneys' fees, in connection therewith.
Any recovery of damages by LICENSEE for each such suit shall be applied first in satisfaction of any unreimbursed expenses and legal fees of LICENSEE relating to such suit, and next toward reimbursement of LICENSOR for any payments past due or withheld and applied pursuant to this paragraph. The balance remaining from any such recovery shall be retained by LICENSEE.

10.02   INFRINGEMENT OF LICENSED PATENTS DURING NON-EXCLUSIVE
PERIOD. If this LICENSE AGREEMENT is nonexclusive at the time of infringements, the sole right to institute suit for infringement and to recover damages shall rest with LICENSOR.


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10.03   LICENSEE shall be entitled to any recovery of damages
resulting from a lawsuit brought by it pursuant to paragraph
10.01. LICENSOR shall be entitled to recovery of damages resulting from any lawsuit brought by LICENSOR to enforce any LICENSED PATENT, pursuant to paragraph 10.01 or 10.02.

10.04 Neither party may settle with any infringer without the prior approval of the other party if such settlement would affect the rights of the other party under the LICENSED PATENTS.

10.05 INFRINGEMENT BY LICENSED PATENTS. Each party shall promptly notify the other in writing in the event that a third party shall bring a claim of infringement against LICENSOR or LICENSEE, either in the United States or in any foreign country in which there is a LICENSED PATENT. So long as this LICENSE AGREEMENT is exclusive, LICENSEE in its own name and at its sole expense shall have the first right to defend the LICENSED PATENTS and may compromise, settle or otherwise pursue such defense in such a manner and on such terms as LICENSEE shall see fit. In the event that LICENSEE shall undertake such defense, LICENSEE may withhold [***] of the payments otherwise thereafter due LICENSOR and apply the same toward reimbursement of LICENSEE's expenses, including reasonable attorneys' fees, in connection therewith. Any recovery of damages by LICENSEE for each such suit shall be applied first in satisfaction of any unreimbursed expenses and legal fees of LICENSEE relating to such suit, and next toward reimbursement of LICENSOR for any payments past due or withheld and applied pursuant to this paragraph. The balance remaining from any such recovery shall be retained by LICENSEE.

XI. RECORDS

11.00 LICENSEE shall keep accurate records of all operations affecting payments hereunder, and shall permit LICENSOR or its duly authorized agent to inspect all such records and to make copies of or extracts from such records during regular business hours throughout the term of this LICENSE AGREEMENT and for a reasonable period of not less than three (3) years thereafter.


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XII. NONASSIGNABILITY

12.00 The parties agree this LICENSE AGREEMENT imposes personal obligations on LICENSEE. LICENSEE shall not assign any rights under this LICENSE AGREEMENT not specifically transferable by its terms (other than to an AFFILIATE or in connection with a MAJOR CORPORATE TRANSACTION) without the written consent of LICENSOR, which shall not be unreasonably withheld, delayed or conditioned. LICENSOR may assign its rights hereunder but not to a competitor of LICENSEE.

XIII. SEVERABILITY

13.00 The parties agree that if any part, term, or provision of this LICENSE AGREEMENT shall be found illegal or in conflict with any valid controlling law, the validity of the remaining provisions shall not be affected thereby.

XIV.    NONUSE OF LICENSOR'S NAME AND LICENSOR EMPLOYEES AS
CONSULTANTS, BOARD MEMBERS OR EMPLOYEES


14.00 In publicizing anything made, used, or sold under this LICENSE AGREEMENT, LICENSEE shall not use the name of LICENSOR or otherwise refer to any organization related to LICENSOR, except with the written approval of LICENSOR and except that LICENSEE may make statements to the effect that (a) it is licensed by LICENSOR under the LICENSED PATENTS and (b) [***] David A. Scheinberg, M.D., Ph.D. are staff of LICENSOR and there is a relationship between these individuals and LICENSEE. LICENSOR shall respond to any such LICENSEE'S request to use LICENSOR's name or otherwise refer to any organization related to LICENSOR within fourteen (14) days after receiving LICENSEE's request.


LICENSOR shall respond to any such LICENSEE's request to use
LICENSOR's name or otherwise refer to any organization related to LICENSOR within fourteen (14) days after receiving LICENSEE's request.

14.01 Neither LICENSEE, its AFFILIATES nor its SUBLICENSEES shall hire as consultants, board members or employees any individual who is at the same time also an employee of LICENSOR or its AFFILIATES without first obtaining LICENSOR's prior written consent to such hiring agreement.[***]
LICENSOR hereby consents to the involvement of  [***]


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

[***]
and David A. Scheinberg, M.D., Ph.D. with LICENSEE or its AFFILIATES, provided that their involvement is described in separate agreements that have been approved by LICENSOR as consistent with LICENSOR's policies.


XV. WAIVER, INTEGRATION ALTERATION

15.00 The waiver of a breach hereunder may be effected only by a writing signed by the waiving party and shall not constitute a waiver of any other breach.

15.01 This LICENSE AGREEMENT represents the entire understanding between the parties, and supersedes all other agreements, express or implied, between the parties concerning
LICENSED PATENTS and TECHNICAL INFORMATION.

15.02 A provision of this LICENSE AGREEMENT may be altered only by a writing signed by both parties, except as provided in paragraph 13.00 above.

XVI. MARKING

16.00 LICENSEE shall place in a conspicuous location on LICENSED PRODUCTS that would infringe LICENSED PATENTS but for this LICENSE AGREEMENT, a patent notice in accordance with 35 U.S.C. Section 282. LICENSEE agrees to mark any products made using a process covered by any LICENSED PATENT with the number of each such patent and, with respect to such LICENSED PATENTS, to respond to any request for disclosure under 35 U.S.C. Section 287(b)(4)(B) by only notifying LICENSOR of the request for disclosure.

XVII. APPLICABLE LAW

17.00 This LICENSE AGREEMENT shall be construed in accordance with the substantive laws of the State of New York of the United
States of America.


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XVIII. EXPORTATION OF TECHNICAL INFORMATION

18.00 LICENSEE agrees to comply with the laws and rules of the GOVERNMENT regarding prohibition of exportation of TECHNICAL
INFORMATION furnished to LICENSEE either directly or indirectly by LICENSOR.

XIX. NOTICES UNDER THE LICENSE AGREEMENT


19.00 For the purpose of all written communications and notices between the parties, their addresses shall be:

LICENSOR:            Mr. James S. Quirk
                     Senior Vice President
                     Research Resources Management
                     Sloan-Kettering Institute for Cancer Research
                     1275 York Avenue
                     New York, New York 10021

LICENSEE:            Paul J. Maddon, M.D., Ph.D.
                     Chairman, President and CEO
                     Progenics Pharmaceuticals, Inc.
                     777 Old Saw Mill River Road
                     Tarrytown, New York 10591

or any other addresses of which either party shall notify the other party in writing.

     IN WITNESS WHEREOF the parties have caused this LICENSE
AGREEMENT to be executed by their duly authorized officers on the respective dates hereinafter set forth.

                                   LICENSEE
                        PROGENICS PHARMACEUTICALS, INC.

By:                           /s/ Paul A. Maddon
   -------------------------------------------------------------------------
Title:                         Chairman and CEO
      ----------------------------------------------------------------------
Date:                          November 17, 1994
     -----------------------------------------------------------------------

                                   LICENSOR
                 SLOAN-KETTERING INSTITUTE FOR CANCER RESEARCH

By:                            /s/ Javier S. Furl
   -------------------------------------------------------------------------
Title:                        Senior Vice President
      ----------------------------------------------------------------------
Date:                          November 22, 1994
     -----------------------------------------------------------------------

                                   Exhibit A

                               DEFINITIONS EXHIBIT

Part 1: Additional licensing terms.

E1.01      AFFILIATES means, with respect to a party of this
LICENSE AGREEMENT, any individual or entity which directly or indirectly controls, is controlled by, or is under common control with such party. The term "control" means possession, direct or indirect, of the powers to direct or cause the direction of the management or policies of a person or ENTITY; whether through ownership of equity participation, voting securities, or beneficial interests; by contract; by agreement; or otherwise. Also, with respect to LICENSOR, AFFILIATES includes Memorial Hospital for Cancer and Allied Diseases and Memorial Sloan-Kettering Cancer Center, each a not-for-profit membership corporation of the State of New York, each having its principal place of business at 1275 York Avenue, New York, New York 10021.

E1.02       CONFIDENTIAL INFORMATION means the collection of
technical information included in the LICENSED TECHNOLOGY or technical information of LICENSEE and confidential non-public information concerning LICENSEE's business plans, strategy and the like. All information which shall be disclosed in confidence by the disclosing party to the receiving party, and which affords a competitive advantage to the disclosing party or its AFFILIATES, shall be presumed to be CONFIDENTIAL INFORMATION, even though limited portions of such technical information may be in the public domain.

The following information shall be excluded from the definition of CONFIDENTIAL INFORMATION: (a) information which the receiving party demonstrates was in the receiving party's possession in written or other tangible form prior to any disclosure; (b) information which the receiving party demonstrates was received from a third party without restriction and not in violation of any duty of nondisclosure on the part of such third party; (c) information which is independently discovered or invented by personnel of a party who do not have direct or indirect access to the information provided to that party by the other party, or (d) from the time it becomes so known, any information which the receiving party demonstrates was generally known to the trade. Information shall not be considered to be generally known to the trade if, in order to acquire such information from publicly available sources, the receiving party used the disclosing party's CONFIDENTIAL INFORMATION to guide it in reviewing such sources in order to select therefrom a series of relatively unconnected information which may be fit together to match the CONFIDENTIAL INFORMATION first learned from the disclosing party.

E1.03       DISTRIBUTOR means any person or ENTITY engaged by
LICENSEE, or any agent or representative of LICENSEE, to distribute any LICENSED PRODUCT(S) either directly or indirectly through other distributors.

E1.04       END USER means any person licensed or otherwise
authorized to USE LICENSED PRODUCT(S) for his/her own personal use, or any ENTITY licensed to USE LICENSED PRODUCT(S) in the regular conduct of its own business and not for licensing to other entities or individuals.

E1.05       ENTITY means a corporation, an association, a joint
venture, a partnership, a trust, a business, an individual, a government or political subdivision thereof, including an agency, or other organization which can exercise independent legal standing.

E1.06       FIRST COMMERCIAL SALE means the date that the LICENSED
PRODUCT(S) are first sold, marketed or publicly made available. LICENSED PRODUCT(S) distributed or used for clinical trials or experimental purposes only shall not be considered marketed or made available and shall not establish the FIRST COMMERCIAL SALE.

E1.07       GOVERNMENT means the Federal Government of the United
States of America.

E1.08      MAJOR CORPORATE TRANSACTION means (a) the sale of all
or substantially all of the business to which the licenses granted under this LICENSE AGREEMENT relate or (b) the merger of the

LICENSEE with or into or the consolidation of the LICENSEE with another ENTITY.

[***]



























E1.010     SUBLICENSEE means any ENTITY, not an AFFILIATE of
LICENSEE, which is licensed by LICENSEE, pursuant to this authority granted in this LICENSE AGREEMENT, which has rights to LICENSED TECHNOLOGY beyond those rights commonly granted to an END USER.

E1.011     USE means any form of practice or utilization of the
LICENSED TECHNOLOGY, or any portion thereof.


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Part 2:  Technical Terms.

[***]

E2.01       BCG means bacille de Calmette et Guerin, a nonspecific immune stimulant.

E2.02       DERIVATIVES means a chemical substance derived from another substance either directly or by modification or partial substitution.


[***]





E2.03       FDA means the Food and Drug Administration of the
GOVERNMENT.

[***]







E2.06       GMP means good manufacturing practices as defined by
the FDA of the GOVERNMENT.


[***]
E2.07       KHL means keyhole limpet hemocyanin.

E2.08       NDA means New Drug Application as defined by the FDA of
the GOVERNMENT.

[***]







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